Exhibit 99.1

NEWS RELEASE

CONTACT:

Bob Aronson

Director of Investor Relations

800-579-2302

(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES LISTING ON THE NASDAQ NATIONAL MARKET

HOUSTON, TX, January 8, 2002 - Stage Stores, Inc. (NASDAQ: STGS) announced that, effective today, its common stock and Series A and Series B warrants have been listed on the Nasdaq National Market. The common stock is trading under the symbol "STGS", while the Series A warrants are trading under the symbol "STGSW" and the Series B warrants are trading under the symbol "STGSZ". The Company's common stock had been trading on the Pink Sheets since its emergence from Chapter 11 bankruptcy protection on August 24, 2001. The Company also announced that its previously filed Form 10 Registration Statement, which was submitted to the Securities and Exchange Commission in order to register the Company's common stock and Series A and Series B warrants under the Securities Exchange Act of 1934 (the "Exchange Act"), became effective on December 28, 2001. As a result, the Company has become an Exchange Act reporting company.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the south central United States. The Company currently operates a total of 342 stores in 13 states under the Stage, Bealls and Palais Royal names.

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